UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2014

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HD Supply Holdings, Inc. entered into a share repurchase program on April 7, 2014 for the repurchase of the company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The share repurchase program was authorized by the company’s board of directors on February 21, 2014, as disclosed in the company’s 2013 Form 10-K filed on March 25, 2014.

Repurchases under the program will be made in the open market and through broker negotiated purchases, commencing no earlier than June 6, 2014, in compliance with Rule 10b-18 of the Exchange Act, and subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchases will be funded from cash proceeds received from exercises of employee stock options. This share repurchase program does not obligate HD Supply to acquire any particular amount of common stock, and it may be terminated at any time at the company’s discretion. HD Supply had approximately 194,879,581 million shares of common stock outstanding as of April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	HD SUPPLY HOLDINGS, INC.

	By:	/s/ Ricardo J. Nunez
Ricardo J. Nunez